UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 13, 2019

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL		60606-1596
(Address of Principal Executive Offices)		(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On February 15, 2019, The Boeing Company (the “Company”) issued $1,500,000,000 in aggregate principal amount of senior notes (the “Notes”) consisting of (1) $400,000,000 in aggregate principal amount that bear interest at the rate of 2.800% per annum and will mature on March 1, 2024 (the “2024 Notes”), (2) $400,000,000 in aggregate principal amount that bear interest at the rate of 3.200% per annum and will mature on March 1, 2029 (the “2029 Notes”), (3) $400,000,000 in aggregate principal amount that bear interest at the rate of 3.500% per annum and will mature on March 1, 2039 (the “2039 Notes”) and (4) $300,000,000 in aggregate principal amount that bear interest at the rate of 3.825% per annum and will mature on March 1, 2059 (the “2059 Notes”). Interest on the Notes is payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2019. The Notes are unsecured and have the same rank as the Company’s other unsecured and unsubordinated debt.

The Notes were issued pursuant to an Indenture dated as of February 1, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank. The sale of the Notes was made pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”), dated February 13, 2019, by and among the Company and (a) with respect to the 2024 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, (b) with respect to the 2029 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and MUFG Securities Americas Inc., (c) with respect to the 2039 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and Wells Fargo Securities LLC and (d) with respect to the 2059 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC. and Mizuho Securities USA LLC, as representatives of the purchasers named therein. The Company may redeem the Notes in whole or in part, upon at least 10 days’ notice but not more than 60 days’ notice, at any time prior to maturity at the applicable redemption price described in the Final Prospectus Supplement dated February 13, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2019 (the “Final Prospectus Supplement”).

The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-219630), as filed with the SEC on August 2, 2017. The Company has filed with the SEC a Prospectus dated August 2, 2017, a Preliminary Prospectus Supplement dated February 13, 2019, a Free Writing Prospectus dated February 13, 2019, and the Final Prospectus Supplement in connection with the public offering of the Notes.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. Kirkland & Ellis LLP has issued an opinion, dated February 15, 2019, to the Company regarding certain legal matters with respect to the offering of the Notes, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated February 13, 2019, among the Company, and with respect to the 2024 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, with respect to the 2029 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and MUFG Securities Americas Inc., with respect to the 2039 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and Wells Fargo Securities LLC and with respect to the 2059 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Mizuho Securities USA LLC, as representatives of the purchasers named therein.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel and Corporate Secretary

Dated: February 19, 2019